Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$2,931,570
Unrealized Gain (Loss) on Market Value of Futures	63,390
Dividend Income	679
Interest Income	355
ETF Transaction Fees	4,000
Total Income (Loss)	$2,999,994

Expenses
Investment Advisory Fee	$30,667
Brokerage Commissions	3,936
Non-interested Directors' Fees and Expenses	263
Prepaid Insurance Expense	125
Other Expenses	10,680
Total Expenses	45,671
Expense Waiver	(4,547)
Net Expenses	$41,124
Net Gain (Loss)	$2,958,870

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/11	$37,131,447
Additions (400,000 Units)	30,024,133
Net Gain (Loss)	2,958,870

Net Asset Value End of Period	$70,114,450
Net Asset Value Per Unit (900,000 Units)	$77.90

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502